First Advantage Reports Operating Results for Fourth Quarter and Full Year 2007

EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Investor Relations Manager
727.214.3411, ext. 4136	727.214.3411, ext. 4160
henri.vanparys@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE FOURTH QUARTER OF AND FULL YEAR 2007

POWAY, Calif., Feb. 20, 2008—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced operating results for the fourth quarter and full year ended Dec. 31, 2007.

First Advantage reported income from continuing operations of $77.4 million ($1.30 per diluted share) for the quarter ended Dec. 31, 2007, compared to $17.6 million (30 cents per diluted share) for the quarter ended Dec. 31, 2006. Income from continuing operations for the quarter and year ended Dec. 31, 2007, includes a pretax investment gain of $97.4 million ($58.4 million after tax or 99 cents per diluted share) related to the sale of common stock of DealerTrack Holdings, Inc. and a $7.0 million gain ($4.1 million after tax or 7 cents per diluted share) related to DealerTrack in the quarter and year ended Dec. 31, 2006. Excluding these gains, diluted earnings per share from continuing operations was 31 cents in the fourth quarter of 2007, compared to 23 cents in the fourth quarter of 2006, a 35 percent increase.

Income from continuing operations was $124.0 million or $2.10 per diluted share for the year ended Dec. 31, 2007, compared to $65.6 million or $1.13 per diluted share for the year ended Dec. 31, 2006. Excluding the impact of the investment gains recognized in the fourth quarter of 2007 and 2006, earnings per diluted share from continuing operations was $1.11 in 2007, compared to $1.06 in 2006. Results of operations for 2007 include $8.0 million of severance costs incurred in the first quarter of 2007 ($4.7 million after tax or 8 cents per share) and $1.7 million of restructuring charges related to our Employer Services segment ($1.0 million after tax or 2 cents per share) recognized in the third quarter of 2007. Excluding these two items and the investment gains, diluted earnings per share from continuing operations increased from $1.06 in 2006 to $1.21 in 2007, an increase of 14 percent.

Income from discontinued operations for the quarter and year ended Dec. 31, 2007, was $12.2 million (21 cents per diluted share) and $14.1 million (24 cents per diluted share), respectively, which includes a gain of $12.1 million net of tax (21 cents per diluted share) for the sale of US SEARCH.com, our consumer location business.

Service revenue for the company was $192.1 million and $788.1 million for the quarter and year ended Dec. 31, 2007, respectively. Service revenue was $187.2 million and $745.1 million for the quarter and year ended Dec. 31, 2006, respectively.

Earnings before interest, taxes, depreciation and amortization, minority interest, gain on investment and share-based compensation expense (adjusted EBITDA) were $43.9 million and $175.9 million for the quarter and year ended Dec. 31, 2007, respectively. Adjusted EBITDA was $38.6 million and $170.4 million for the quarter and year ended Dec. 31, 2006.

“Considering the stiff headwinds encountered due to the economic environment, particularly in the mortgage credit and lead generation areas, we are pleased with our financial performance

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First Advantage Reports Operating Results for Fourth Quarter and Full Year 2007

for the year 2007,” said Anand Nallathambi, First Advantage president and chief executive officer. “The diversity in our business segments combined with the broader set of industry verticals we serve helped deliver results that exceeded expectations.

“Our Employer Services segment reported solid sales growth with improved operating margins during the fourth quarter and full year, and accounted for almost one-third of our total service revenue in the fourth quarter of 2007. This segment benefits from a strong market position, especially in the middle market sector, across many industry verticals. In 2007, the cross-selling of products and services increased by 30 percent over the previous year. Our international operations, more specifically in foreign background screening and hiring management systems, have seen significant organic growth, 38 percent year-over-year. The outlook for further growth internationally is very promising.

“We are also pleased with the results of our Investigative and Litigation Support Services segment. Our e-discovery and professional services business, which includes computer forensics and data recovery, grew 67 percent year-over-year with significant margin improvements.

“While the uncertainty over the economic turnaround in the housing market and lead generation is still there, our 2008 business plan assumes recovery in those markets in the second half of the year. We expect service revenue for 2008 to be in the $825 million to $845 million range with diluted earnings per share of $1.27 to $1.32.”

Recently, First Advantage announced the acquisition of CredStar and Verify Ltd.

CredStar, the mortgage credit reporting business of Fiserv, Inc., is a strategic fit for the Lender Services segment. The unit adds scale and product feature functionality to the existing product mix and enhances First Advantage’s ability to penetrate adjacent markets for mortgage credit services.

The February purchase of Verify Ltd., a fast growing background screening company in Asia, extends the Employer Services segment’s reach into China, Malaysia, Hong Kong, Singapore and India. Specifically, Verify’s client base adds top-tier financial services institutions to First Advantage’s growing international client base, as well as adding operational scale, management bench strength and new products to build a sustainable competitive advantage in a key global growth market, Asia Pacific.

First Advantage’s fourth quarter and full year 2007 results will be discussed in more detail on Wednesday, Feb. 20, 2008, at 5:00 p.m. EST, via teleconference and webcast. The teleconference dial-in number is 888.889.1652 within the U.S. and 210.795.9764 outside the U.S., and the passcode is “Advantage.” The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s web site at www.FADV.com. An audio replay of the teleconference call will be available through March 5, 2008, by dialing 800.294.9511 within the U.S., or 203.369.3236 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s web site following the call.

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First Advantage Reports Operating Results for Fourth Quarter and Full Year 2007

Summary Consolidated Income Statement (Unaudited)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
(In thousands, except per share amounts)	2007	2006	2007	2006
Service revenue	$192,051	$187,190	$788,135	$745,078
Reimbursed government fee revenue	12,841	12,780	54,767	52,723

Total revenue	204,892	199,970	842,902	797,801

Cost of service revenue	49,783	60,492	226,984	237,021
Government fees paid	12,841	12,780	54,767	52,723

Total cost of sales	62,624	73,272	281,751	289,744
Gross margin	142,268	126,698	561,151	508,057

Salaries and benefits	68,334	59,058	274,237	234,916
Facilities and telecommunications	7,999	7,716	32,420	29,548
Other operating expenses	24,930	24,621	94,802	86,403
Depreciation and amortization	11,097	10,436	42,118	37,774

Income from operations	29,908	24,867	117,574	119,416

Interest (expense) income:
Interest expense	(1,368)	(3,257)	(10,637)	(13,319)
Interest income	1,061	356	2,036	909

Interest (expense) income, net	(307)	(2,901)	(8,601)	(12,410)
Equity in earnings of investee	624	892	2,939	2,299
Gain on investment	97,380	6,993	97,380	6,993

Income from continuing operations before income taxes and minority interest	127,605	29,851	209,292	116,298
Provision for income taxes	50,324	11,360	84,080	47,383

Income from continuing operations before minority interest	77,281	18,491	125,212	68,915
Minority interest	(83)	875	1,177	3,314

Income from continuing operations	77,364	17,616	124,035	65,601
Income from discontinued operations, net of tax	63	539	1,935	560
Gain on sale of discontinued operations, net of tax	12,137	—	12,137	—

Net income	$89,564	$18,155	$138,107	$66,161

Per share amounts, basic:
Income from continuing operations	$1.31	$0.30	$2.11	$1 .14
Income from discontinued operations, net of tax	—	0.01	0.03	0.01
Gain on sale of discontinued operations, net of tax	0.21	—	0.21	—

Net Income	$1.52	$0.31	$2.35	$1.15

Basic weighted-average shares outstanding	59,084	58,155	58,871	57,502

Per share amounts, diluted
Income from continuing operations	$1.30	$0.30	$2.10	$1.13
Income from discontinued operations, net of tax	—	0.01	0.03	0.01
Gain on sale of discontinued operations, net of tax	0.21	—	0.21	—

Net income	$1.51	$0.31	$2.34	$1.14

Diluted weighted-average shares outstanding	59,188	58,294	59,121	58,079

EBITDA calculation:
Net income	$89,564	$18,155	$138,107	$66,161
Provision for income taxes	50,324	11,360	84,080	47,383
Minority interest	(83)	875	1,177	3,314
Interest expense	307	2,901	8,601	12,410
Depreciation and amortization	11,097	10,436	42,118	37,774
Gain on investment	(97,380)	(6,993)	(97,380)	(6,993)
Income from discontinued operations, net of tax	(63)	(539)	(1,935)	(560)
Gain on sale of discontinued operations, net of tax	(12,137)	—	(12,137)	—

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$41,629	$36,195	$162,631	$159,489
Share based compensation expense	2,316	2,435	13,258	10,919

Adjusted EBITDA	$43,945	$38,630	$175,889	$170,408

*	EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

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First Advantage Reports Operating Results for Fourth Quarter and Full Year 2007

Segment Financial Information (Unaudited)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
(In thousands, except percentages)	2007	2006	2007	2006
Service revenue
Lender Services	$27,583	$40,968	$151,163	$175,991
Data Services	26,352	34,325	121,788	128,961
Dealer Services	25,084	27,990	113,448	120,780
Employer Services	61,629	55,279	233,163	195,180
Multifamily Services	15,296	14,743	72,276	68,811
Investigative & Litigation Support Services	36,666	14,711	98,955	59,162
Corporate	(559)	(826)	(2,658)	(3,807)

Consolidated	$192,051	$187,190	$788,135	$745,078

Income (Loss) from operations
Lender Services	$2,107	$11,802	$33,109	$54,271
Data Services	4,914	10,963	33,687	40,113
Dealer Services	3,272	2,299	14,510	16,113
Employer Services	10,666	5,871	29,126	19,832
Multifamily Services	2,365	2,105	18,621	15,128
Investigative & Litigation Support Services	16,482	2,555	34,154	11,377
Corporate	(9,898)	(10,728)	(45,633)	(37,418)

Consolidated	$29,908	$24,867	$117,574	$119,416

Operating margin percentage of service revenue
Lender Services	7.64%	28.81%	21.90%	30.84%
Data Services	18.65%	31.94%	27.66%	31.10%
Dealer Services	13.04%	8.21%	12.79%	13.34%
Employer Services	17.31%	10.62%	12.49%	10.16%
Multifamily Services	15.46%	14.28%	25.76%	21.98%
Investigative & Litigation Support Services	44.95%	17.37%	34.51%	19.23%
Corporate	N/A	N/A	N/A	N/A

Consolidated	15.57%	13.28%	14.92%	16.03%

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First Advantage Reports Operating Results for Fourth Quarter and Full Year 2007

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has 4,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500(R) company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release are forward looking, including those related to earnings per share in 2008 and 2008 service revenue. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2006 Annual Report on Form 10-K and subsequent amendments, for a further discussion of these and other risks.

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